Exhibit 21.1

Subsidiaries

Name of Subsidiary	Jurisdiction
AKG Acoustics GmbH	Austria
Harman Automotive Electronic Systems (Suzhou) Co., Ltd.	China
Harman Automotive UK Limited	United Kingdom
Harman Becker Automotive Systems GmbH	Germany
Harman Becker Automotive Systems, Inc.	Delaware
Harman Becker Automotive Systems Italy S.r.l.	Italy
Harman Becker Automotive Systems Manufacturing Kft.	Hungary
Harman Belgium S.A.	Belgium
Harman (China) Technology Co. Ltd.	China
Harman Commercial (Shanghai) Co. Ltd.	China
Harman Consumer Division Nordic A/S	Denmark
Harman Consumer Finland OY	Finland
Harman Consumer Nederland B.V.	Netherlands
Harman de Mexico S. de R.L. de C.V.	Mexico
Harman da Amazonia Indústria Eletrônica e Participações Ltda.	Brazil
Harman Deutschland GmbH	Germany
Harman do Brasil Indústria Eletrônica e Participações Ltda.	Brazil
Harman Embedded Audio, LLC	Indiana
Harman Financial Group, LLC	Delaware
Harman France snc	France
Harman Holding GmbH & Co. KG	Germany
Harman Holding Limited	Hong Kong
Harman Hungary Financing Kft.	Hungary
Harman Inc. & Co. KG	Germany
Harman Industries Holding Mauritius Ltd.	Mauritius
Harman International (China) Holdings Co., Ltd.	China
Harman International (India) Private Limited	India
Harman International Industries Canada Limited	British Columbia, Canada
Harman International Industries Limited	United Kingdom
Harman International Japan Co. Ltd.	Japan
Harman International Korea, Incorporated	Korea
Harman International Singapore Pte. Ltd.	Singapore
Harman International snc	France
Harman JBL (Suzhou) Ltd.	China
Harman KG Holding, LLC	Delaware
Harman Malaysia Sdn Bhd	Malaysia
Harman Management GmbH	Germany
Harman Netherlands, B.V.	Netherlands
Harman Professional, Inc.	Delaware
Harman RUS CIS, LLC	Russia
Harman (Suzhou) Audio and Infotainment Systems Co., Ltd.	China
Harman Technology (Shenzhen) Co., Ltd.	China
iOnRoad Limited	Israel
iOnRoad Technologies, Ltd.	Israel
ISGPAS General Purpose Applications Systems GmbH	Germany

Name of Subsidiary	Jurisdiction
Martin Manufacturing UK Ltd.	United Kingdom
Martin Professional A/S	Denmark
Martin Professional Argentina S.A.	Argentina
Martin Professional France S.A.	France
Martin Professional GmbH	Germany
Martin Professional (HK) Ltd.	Hong Kong
Martin Professional, Inc.	Delaware
Martin Professional Italy Srl.	Italy
Martin Professional Japan Ltd.	Japan
Martin Professional Middle East S.A.L.	Lebanon
Martin Professional PLC	United Kingdom
Martin Professional Pte. Ltd.	Singapore
Martin Professional Scandinavia A/S	Denmark
Martin Trading Zhuhai Ltd.	China
MWM Acoustics Limited	Hong Kong
MWM Mobile Products Limited	Hong Kong
R&D International NV	Belgium
Studer Japan Ltd.	Japan
Studer Professional Audio GmbH	Switzerland